United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

                      February 13, 2014

Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.

(Exact Name of Registrant as Specified in Charter)

            1-6479-1

Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1301 Avenue of the Americas

           New York, New York  10019

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01                  Regulation FD Disclosure.

As previously reported, on November 14, 2012, Overseas Shipholding Group, Inc. (“OSG”) and certain of its subsidiaries (together with OSG, the “Debtors”) filed voluntary petitions for reorganization under Title 11 of the U.S. Code in the Bankruptcy Court for the District of Delaware.

In connection with discussions between the Debtors and an ad hoc group of OSG noteholders (the “Noteholders”) concerning the Noteholders’ proposed plan of reorganization for the Debtors, OSG is hereby furnishing summary projections (the “Sources and Uses Summary”) of certain sources and uses of cash of OSG contemplated in the terms of the Noteholders’ proposed plan. The Sources and Uses Summary is attached hereto as Exhibit 99.1. The Sources and Uses Summary includes certain forward-looking information, which is subject to the risks and uncertainties described in OSG's most recently filed Form 10-K and its other periodic filings with the SEC. OSG undertakes no obligation to update the Sources and Uses Summary or to file or furnish any additional forward-looking information.

The information contained in this Item 7.01 and Exhibit 99.1 to this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9 - Financial Statements and Exhibits.

Item 9.01                  Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description
99.1	Summary projections of certain sources and uses of cash of OSG contemplated by the Noteholders’ proposed plan of reorganization for the Debtors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)

Date: February 13, 2014	By	/s/ James I. Edelson
Name: James I. Edelson Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary projections of certain sources and uses of cash of OSG contemplated by the Noteholders’ proposed plan of reorganization for the Debtors.